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                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT AUDITORS, ERNST & YOUNG LLP

We consent to the incorporation by reference in the Registration Statement (Forms S-8 No. 33-43898 and No. 333-51549) pertaining to the Westcorp 1991 Stock Option Plan and the Westcorp Employee Stock Ownership Plan, respectively, and in the related prospectus' of our report dated January 22, 2001, incorporated by reference in the Annual Report on Form 10-K of Westcorp and Subsidiaries for the year ended December 31, 2000, with respect to the consolidated financial statements, as amended, included in this Form 10-K/A.

                                                       /s/ ERNST & YOUNG LLP
                                                       -------------------------
                                                           ERNST & YOUNG LLP


Los Angeles, California
April 19, 2001